EXHIBIT 10.19

ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (the “Agreement”) is made this 7th day of March, 2016 (the “Effective Date”), by and between PURADYN FILTER TECHNOLOGIES INCORPORATED, a Delaware corporation (the “Company”), with its principal place of business located at 2017 High Ridge Road, Boynton Beach, FL  33426 and RAINERIO J. REYES, an individual (the “Advisor”), with his principal address at 135 Cold Spring Road, Avon, CT  06001.

R E C I T A L S

WHEREAS, the Company desires to retain the Advisor to provide certain advisory services as hereinafter set forth.

WHEREAS, the Advisor has agreed to provide the advisory services to the Company in accordance with the terms and conditions contained hereinafter.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Advisory Services.  During the Term of this Agreement, the Advisor is hereby retained by the Company to provide management advisory and consulting services (the “Services“).  The Advisor shall provide such Services as reasonably requested by the Company during the Term of this Agreement. Unless otherwise agreed to by the Advisor, all Services hereunder shall be performed by the Advisor, in his sole discretion, at his principal place of business.

2.

Term; Termination.  The Term of this Agreement shall commence on the Effective Date as set forth above and end on the six (6) month anniversary of the Effective Date (the “Expiration Date”).  Either party may terminate this Agreement prior to the Expiration Date in the event that the other party fails to perform any of its material obligations under this Agreement, or otherwise defaults in any of its material obligations under this Agreement, and such failure or default continues uncured for a period of thirty (30) days following written notice from the non-defaulting party.

3.

Compensation; Investment Intent.

(a)

As full and complete compensation for the Services, the Company shall issue the Advisor a five year common stock purchase warrant to purchase 350,000 shares of the Company's common stock (the "Common Stock") at an exercise price of $0.05 per share (the “Compensation Warrant”).  Notwithstanding any early termination of this Agreement pursuant to Section 2 hereof, the Compensation Warrant shall be deemed earned upon the execution of this Agreement by all parties.  The form of Compensation Warrant is attached to this Agreement as Exhibit A and incorporated herein by such reference.

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(b)

The Compensation Warrant and the shares of Common Stock issuable upon the exercise of the Compensation Warrant in accordance with its terms (the "Compensation Shares") are “restricted securities” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”).  The Advisor represents and warrants to the Company that he has such knowledge and experience in financial, investment and business matters that he is capable of evaluating the merits and risks of the investment in the Compensation Warrant.  The Advisor further represents and warrants to the Company that he (i) has adequate means of providing for his current financial needs and possible personal contingencies, and has no need for liquidity of investment in the Company; (ii) can afford (a) to hold unregistered securities for an indefinite period of time and (b) sustain a complete loss of the entire amount of such securities; and (iii) has not made an overall commitment to investments which are not readily marketable which is disproportionate so as to cause such overall commitment to become excessive.  The Compensation Warrant is being acquired by the Advisor solely for his account for personal investment and not with a view to, or for resale in connection with, any distribution.  The Advisor does not intend to dispose of all or any part of the Compensation Warrant, including the Compensation Shares, except in compliance with the provisions of the Securities Act and applicable state securities laws and understands that the Compensation Warrant is being issued pursuant to a specific exemption under the provisions of the Securities Act, which exemption depends, among other things, upon the compliance with the provisions of the Securities Act.

(c)

The Company may insert the following or similar legend on the face of the certificate representing the Compensation Shares, if required in compliance with the Securities Act or state securities laws:

"These securities have not been registered under any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under any applicable state securities laws, or an opinion of counsel satisfactory to counsel to Puradyn Filter Technologies Incorporated that an exemption from registration under any applicable state securities laws is available."

4.

Expenses.  The Advisor shall be responsible for all expenses incurred by him in the performance of the Services hereunder and he is not entitled to a reimbursement by the Company for any such expenses incurred by him in the performance of his duties hereunder; provided, however, should the Advisor be requested to travel on the Company's behalf, the Company shall pay all reasonable travel expenses of Advisor upon prior agreement of the parties.

5.

Return of Documents.  On termination of this Agreement or at any time upon the request of Company, Advisor shall return to Company all documents, including all copies thereof, and all other property relating to the business of Company and/or its affiliates, including without limitation, the Confidential Information (as hereinafter defined), in his possession or control.

6.

Amendment or Assignment.  No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument,

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executed by the party against which such modification, waiver, amendment, discharge or change is sought.  This Agreement is not assignable by the Advisor without the prior written consent of the Company, which such consent may not be forthcoming.

7.

Confidentiality.

(a)

In connection with the performance of the Services contemplated by this Agreement, the Advisor may gain access to Confidential Information (as hereinafter defined) of the Company.  Confidential Information includes information communicated orally, in writing, by electronic or magnetic media, by visual observation, or by other means, and may be marked confidential or proprietary, or bear a marking of like import, or which the Company states to be confidential or proprietary, or which would logically be considered confidential or proprietary under circumstances of its disclosure known to Advisor. No rights or licenses to trademarks, inventions, copyrights, patents or any other intellectual property rights are implied or granted under this Agreement or by the conveying of Confidential Information to Advisor.

(b)

The Advisor acknowledges and understands that (i) Confidential Information provides the Company with a competitive advantage (or that could be used to the disadvantage of the Company by a competitor), (ii) the Company has a continuing interest in maintaining the confidentiality of Confidential Information and (iii) the Company has a compelling business interest in preventing unfair competition stemming from the use or disclosure of Confidential Information.

(c)

For purposes hereof, “Confidential Information” includes, but is not limited to, information pertaining to business plans, joint venture agreements, licensing agreements, financial information, contracts, customers, products, trade secrets, specifications, designs, plans, drawings, software, data, prototypes, processes, methods, research, development or other information relating to the business activities and operations of the Company.

(d)

The Advisor agrees to keep Confidential Information confidential and, except as authorized by the Company, in writing, Advisor shall not, directly or indirectly, use Confidential Information for any reason except to perform the Services under this Agreement.  The Advisor acknowledges that such Confidential Information could be deemed to be material non-public information that is not generally available to the public.  The Advisor further acknowledges his understanding that federal securities laws strictly prohibit any person who obtains inside information, and has a duty not to disclose it such as the Advisor, from using the information in connection with the purchase or sale of securities.

(e)

The restrictions in subsection (d) of this Section shall not apply to any Confidential Information if Advisor can demonstrate that the Confidential Information: (i) is or becomes available to the public through no breach of this Agreement; (ii) was previously known by Advisor without any obligation to hold it in confidence; (iii) is received from a third party free to disclose such information without restriction; (iv) is independently developed by Advisor without the use of the Confidential Information; (v) is approved for release by written authorization of the Company; (vi) is required by law or regulation to be disclosed, but only to the extent and for the purposes of such required disclosure; or (vii) is disclosed in response to a

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valid order of a court or lawful request of a governmental agency, but only to the extent of and for the purposes of such order or request, provided that Advisor notifies the Company of the order or request ten (10) days prior to disclosure and permits the Company to seek an appropriate protective order.

8.

Waiver. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

9.

Notices.  All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the day when delivered in person or transmitted by confirmed facsimile transmission or on the third (3rd) calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses hereinabove first mentioned or to such other address as any party hereto shall designate to the other for such purpose in the manner herein set forth.

10.

Entire Agreement.  This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein.  All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

11.

Survival. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

12.

Severability.  The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision.  In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

13.

Governing Law. This Agreement shall become valid when executed and accepted by Company. This Agreement shall be construed in accordance with the laws of the State of Florida, without an application of the principles of conflicts of laws.  Anything in this Agreement to the contrary notwithstanding, the Advisor shall conduct the Advisor's business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the Advisor is located.

14.

Enforcement.  Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in Palm Beach County in the State of

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Florida.  The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding.  The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Palm County, Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Palm Beach County, Florida has been brought in an inconvenient form.

15.

Binding Nature, No Third Party Beneficiary.  The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns.  This Agreement is not assignable by the Advisor without the prior written consent of the Company.

16.

Counterparts.  This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures.  All executed counterparts shall constitute one agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY

PURADYN FILTER TECHNOLOGIES INCORPORATED.

By:	/s/ Alan J. Sandler
Alan J. Sandler,
Principal Financial Officer
Vice President
Chief Administrative Officer

/s/ Rainerio J. Reyes
RAINERIO J. REYES

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